As filed with the Securities and Exchange Commission on February 1, 2002
                                                                 CIK: 0001035270
                                                      Registration No. 333-75152

                ================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                  PIF/Cornerstone Ministries Investments, Inc.
                 (Name of small business issuer in its charter)

            Georgia                                      58-2232313
  (State or jurisdiction of                 (I.R.S. Employer Identification No.)
incorporation or organization)


                                      6531
                          (Primary Standard Industrial
                           Classification Code Number)


                         6030 Bethelview Road, Suite 203
                             Cumming, Georgia 30040
                                  678.455.1100
        (Address and telephone number of principal executive offices and principal place of business)

          Cecil A. Brooks, Chairman, President, Chief Executive Officer
                  PIF/Cornerstone Ministries Investments, Inc.
                         6030 Bethelview Road, Suite 203
                             Cumming, Georgia 30040
                                  678.445.1100
               (Name, address and telephone of agent for service)

                             ----------------------

                                   Copies to:
                                   Drew Field
                               534 Pacific Avenue
                             San Francisco, CA 94133
                                  415.296.9795

                             ----------------------

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement

                             ----------------------

                                                   CALCULATION OF REGISTRATION FEE

       Title of each                            Dollar          Proposed maximum       Proposed maximum
    class of securities                      Amount to be        offering price       aggregate offering      Amount of
     to be registered                         registered      per share/certificate         price          registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value              $ 2,112,500           $   6.50              $ 2,112,500          $  --
Series C Certificates of Indebtedness        $16,000,000           $ 500.00              $16,000,000          $  --
                                                                                                              -----
                                                                                         Total                $  --

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: |X|

================================================================================

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27.  Exhibits

         Exhibits listed below are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B.

             Exhibit
              Number                           Description
              ------                           -----------
              4.4           Trust Indenture.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in Cumming, Georgia, on February 1, 2001.


                           PIF/CORNERSTONE MINISTRIES INVESTMENTS, INC. (Issuer)

                                     By S/CECIL A. BROOKS
                                        ----------------------------------------
                                        Cecil A. Brooks, Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement was signed by the following persons in the capacities and on the dates stated.


        Signature                                         Title                                         Date
        ---------                                         -----                                         ----
   S/CECIL A. BROOKS                        Chief Executive Officer, President and                November 26, 2001
--------------------------------------      Chairman of the Board of Directors
   Cecil A. Brooks

   S/JOHN T. OTTINGER                       Vice President, Chief Operating Officer               November 26, 2001
--------------------------------------      Secretary, Treasurer and Director
   John T. Ottinger                         (Principal financial and accounting officer)

   *                                        Director                                              November 26, 2001
--------------------------------------
   Theodore R. Fox

   *                                        Director                                              November 26, 2001
--------------------------------------
   Richard E. McLaughlin

   S/JAYME SICKERT                          Director                                              November 26, 2001
--------------------------------------
   Jayme Sickert

   *                                        Director                                              November 26, 2001
--------------------------------------
   Irving B. Wicker

   *                                        Director                                              November 26, 2001
--------------------------------------
   Taylor McGown

   *                                        Director                                              November 26, 2001
--------------------------------------
   Henry Darden


* by   /s/ Cecil A. Brooks
     ------------------------------------
       Cecil A. Brooks, attorney-in-fact